J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2

Asset Backed Pass-Through Certificates, Series 2006-FRE2

$643,082,000 (Approximate)

Subject to Revision

March 7, 2006 – Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$643,082,000

(Approximate)

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Fremont Investment & Loan

Originator and Interim Servicer

JPMorgan Chase Bank, N.A.

Servicer

Asset Backed Pass-Through Certificates, Series 2006-FRE2

March 7, 2006

Expected Timing:	Pricing Date:	On or about March 9, 2006
	Closing Date:	On or about March 29, 2006
	First Payment Date:	April 25, 2006, or first business day thereafter

Structure:	Bond Structure	$930,686,000 (approximate) senior/subordinate structure, floating and fixed rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for

JPMAC 2006-FRE2

Preliminary Term Sheet

Date Prepared: March 7, 2006

$643,082,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(2,3,4)	Amount ($) (1)	Call/Mat(5)	(Months) Call/Mat(2,5)	(Moody’s/S&P/Fitch)	Distribution Date (6)	Type (3)
A-1	267,476,000	Not Marketed Hereby		Aaa/AAA/AAA	January 2037	Fltg Rate Group I Senior
A-2	205,034,000	1.00 / 1.00	1-21 / 1-21	Aaa/AAA/AAA	December 2027	Fltg Rate Group II Senior Sequential
A-3	221,945,000	3.00 / 3.01	21-76 / 21-82	Aaa/AAA/AAA	January 2037	Fltg Rate Group II Senior Sequential
A-4	25,365,000	6.32 / 9.28	76-76 / 82-167	Aaa/AAA/AAA	January 2037	Fltg Rate Group II Senior Sequential
M-1	46,966,000	4.65 / 5.09	43-76 / 43-145	Aa1/AA+/AA+	January 2037	Fltg Rate Mezzanine
M-2	34,505,000	4.55 / 4.98	41-76 / 41-139	Aa2/AA/AA	January 2037	Fltg Rate Mezzanine
M-3	21,087,000	4.51 / 4.92	40-76 / 40-132	Aa3/AA-/AA-	January 2037	Fltg Rate Mezzanine
M-4	17,732,000	4.48 / 4.88	40-76 / 40-128	A1/A+/A+	January 2037	Fltg Rate Mezzanine
M-5	16,773,000	4.46 / 4.85	39-76 / 39-124	A2/A/A	January 2037	Fltg Rate Mezzanine
M-6	15,815,000	4.46 / 4.82	39-76 / 39-119	A3/A-/A-	January 2037	Fltg Rate Mezzanine
M-7	14,377,000	4.44 / 4.78	38-76 / 38-114	Baa1/BBB+/BBB+	January 2037	Fltg Rate Mezzanine
M-8	13,419,000	4.43 / 4.74	38-76 / 38-108	Baa2/BBB/BBB	January 2037	Fltg Rate Mezzanine
M-9	10,064,000	4.43 / 4.70	38-76 / 38-102	Baa3/BBB-/BBB-	January 2037	Fltg Rate Mezzanine
M-10 (7)	10,543,000	Not Publicly Offered		Ba1/BB+/BB+	January 2037	Fltg Rate Subordinate
M-11 (7)	9,585,000	Not Publicly Offered		Ba2/BB/BB	January 2037	Fltg Rate Subordinate
Total	$930,686,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1 Certificate is backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3 and Class A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, and Class M-11 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to 1.5 times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date one year following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 and Class M-11 Certificates will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 and Class M-11 Certificates is solely to assist purchasers of the Offered Certificates.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator and Interim

Servicer:

Fremont Investment & Loan (“Fremont”). Fremont is expected to act as Interim Servicer until May 1, 2006.

Servicer:

JPMorgan Chase Bank, N.A., is expected to act as servicer after May 1, 2006.

Lead Manager:

J.P. Morgan Securities Inc.

Co-Manager:

Countrywide Securities Corporation

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P, Morgan Trust Company, N.A.

Trust Oversight Manager

Pentalpha Surveillance LLC

Senior Certificates:

The Class A-1 Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificates:

The Class M-10 and Class M-11 Certificates.

Floating Rate Certificates:

The Class A-1, Class A-2, Class A-3, Class A-4,  Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

Offered Certificates:

The Class A-2, Class A-3, Class A-4 Certificates and the Mezzanine Certificates

Non-Offered Certificates:

The Class A-1, Subordinate Certificates, Class C, Class P and Residual Certificates

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

March 1, 2006

Expected Pricing Date:

On or about March 9, 2006

Expected Closing Date:

On or about March 29, 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning April 25, 2006

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

0.50% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Trust Oversight Manager

Fee:

Approximately 0.015% per annum on the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, together with the Servicing Fee, the Custodian Fee and the Trust Oversight Manager Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

115% PPC (100% PPC: 4.00% - 20.00% CPR over 12 months)

ARM Loans:

100% PPC (100% PPC: 4.00% - 35.00% CPR over 24 months)

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $958,481,913, of which: (i) approximately $356,159,898  consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $602,322,015  consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 46.30% of the first-lien mortgage loans are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 88.96%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.  Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-11 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-11 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-11 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans (the “Net Swap Payment Rate”).

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on Simple Interest Loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 2.90% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately

2.90% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 5.80% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)   the later to occur of

  (x)   the Distribution Date occurring in April 2009 and

  (y)   the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to 49.80%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds 32.25% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
April 2008 – March 2009	1.55%
April 2009 – March 2010	3.40%
April 2010 – March 2011	5.30%
April 2011- March 2012	6.85%
April 2012 and thereafter	7.60%

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	24.90%	49.80%
M-1	20.00%	40.00%
M-2	16.40%	32.80%
M-3	14.20%	28.40%
M-4	12.35%	24.70%
M-5	10.60%	21.20%
M-6	8.95%	17.90%
M-7	7.45%	14.90%
M-8	6.05%	12.10%
M-9	5.00%	10.00%
M-10	3.90%	7.80%
M-11	2.90%	5.80%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-11 Certificates, then to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed to the Class A-1    Certificates until its certificate principal balance is paid to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3 and Class A-4 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the subordinate and mezzanine certificates has been reduced to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates x) the Class M-10 Certificates and then xi) the Class M-11 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 49.80% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 40.00% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 32.80% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 28.40% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 24.70% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 21.20% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 17.90% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 14.90% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 12.10% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 10.00% credit enhancement, eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 7.80% credit enhancement, twelfth to the Class M-11 Certificates such that the Class M-11 Certificates will have at least 5.80% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds, to pay interest on the Senior Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described above.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C, Class P and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $910,558,000.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [5.10]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account will be distributed as follows:

A)

First to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

B)

Second to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (after taking into account distributions pursuant to A) above) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective entitlements.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

xii)

to the Class M-11 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
April 25, 2006	910,558,000.00	March 25, 2009	19,114,578.17
May 25, 2006	899,320,783.26	April 25, 2009	18,672,972.43
June 25, 2006	886,340,931.27	May 25, 2009	18,232,681.83
July 25, 2006	871,648,483.80	June 25, 2009	17,794,522.56
August 25, 2006	855,283,687.44	July 25, 2009	17,359,227.53
September 25, 2006	837,296,356.50	August 25, 2009	16,927,451.72
October 25, 2006	817,746,659.32	September 25, 2009	16,499,796.18
November 25, 2006	816,832,532.95	October 25, 2009	16,076,788.32
December 25, 2006	794,375,859.53	November 25, 2009	15,658,896.43
January 25, 2007	770,603,899.48	December 25, 2009	15,246,534.22
February 25, 2007	745,841,953.14	January 25, 2010	14,840,064.97
March 25, 2007	720,175,954.27	February 25, 2010	14,439,805.53
April 25, 2007	693,698,544.61	March 25, 2010	14,046,029.97
May 25, 2007	666,508,646.84	April 25, 2010	13,658,972.94
June 25, 2007	638,708,643.95	May 25, 2010	0.00
July 25, 2007	610,406,379.84
August 25, 2007	581,713,347.78
September 25, 2007	552,593,717.68
October 25, 2007	523,473,741.20
November 25, 2007	493,708,839.60
December 25, 2007	377,493,514.49
January 25, 2008	31,442,369.03
February 25, 2008	29,116,579.61
March 25, 2008	26,886,873.47
April 25, 2008	24,749,012.15
May 25, 2008	22,698,958.25
June 25, 2008	20,732,865.23
July 25, 2008	18,847,067.73
August 25, 2008	17,038,072.41
September 25, 2008	15,302,549.30
October 25, 2008	13,637,323.60
November 25, 2008	12,039,367.89
December 25, 2008	9,453,131.78
January 25, 2009	5,459,881.61
February 25, 2009	17,269,274.19

Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)(2)	Effective Rate(%)(1)(3)	Period	Payment Date	Net WAC Cap (%)(1)(2)	Effective Rate(%)(1)(3)
1	April 25, 2006	8.38	22.72	43	October 25, 2009	12.73	13.54
2	May 25, 2006	7.54	21.63	44	November 25, 2009	12.31	13.13
3	June 25, 2006	7.30	21.47	45	December 25, 2009	12.72	13.54
4	July 25, 2006	7.54	21.47	46	January 25, 2010	12.32	13.15
5	August 25, 2006	7.30	21.28	47	February 25, 2010	12.31	13.15
6	September 25, 2006	7.30	21.16	48	March 25, 2010	13.62	14.44
7	October 25, 2006	7.54	21.13	49	April 25, 2010	12.30	13.15
8	November 25, 2006	7.30	21.24	50	May 25, 2010	12.70	12.70
9	December 25, 2006	7.54	21.18	51	June 25, 2010	12.29	12.29
10	January 25, 2007	7.30	20.93	52	July 25, 2010	12.70	12.70
11	February 25, 2007	7.30	20.75	53	August 25, 2010	12.28	12.28
12	March 25, 2007	8.08	20.88	54	September 25, 2010	12.28	12.28
13	April 25, 2007	7.30	20.37	55	October 25, 2010	12.68	12.68
14	May 25, 2007	7.54	20.26	56	November 25, 2010	12.26	12.26
15	June 25, 2007	7.30	19.94	57	December 25, 2010	12.66	12.66
16	July 25, 2007	7.54	19.81	58	January 25, 2011	12.25	12.25
17	August 25, 2007	7.30	19.46	59	February 25, 2011	12.24	12.24
18	September 25, 2007	7.30	19.19	60	March 25, 2011	13.54	13.54
19	October 25, 2007	7.55	19.04	61	April 25, 2011	12.23	12.23
20	November 25, 2007	7.31	18.62	62	May 25, 2011	12.63	12.63
21	December 25, 2007	7.91	16.76	63	June 25, 2011	12.21	12.21
22	January 25, 2008	9.00	9.78	64	July 25, 2011	12.61	12.61
23	February 25, 2008	9.00	9.74	65	August 25, 2011	12.20	12.20
24	March 25, 2008	9.62	10.32	66	September 25, 2011	12.19	12.19
25	April 25, 2008	9.00	9.68	67	October 25, 2011	12.59	12.59
26	May 25, 2008	9.30	9.94	68	November 25, 2011	12.17	12.17
27	June 25, 2008	9.26	9.87	69	December 25, 2011	12.57	12.57
28	July 25, 2008	10.60	11.17	70	January 25, 2012	12.16	12.16
29	August 25, 2008	10.26	10.79	71	February 25, 2012	12.15	12.15
30	September 25, 2008	10.26	10.75	72	March 25, 2012	12.98	12.98
31	October 25, 2008	10.59	11.05	73	April 25, 2012	12.13	12.13
32	November 25, 2008	10.25	10.67	74	May 25, 2012	12.53	12.53
33	December 25, 2008	10.87	11.20	75	June 25, 2012	12.11	12.11
34	January 25, 2009	11.52	11.73	76	July 25, 2012	12.51	12.51
35	February 25, 2009	11.52	12.18
36	March 25, 2009	12.75	13.48
37	April 25, 2009	11.51	12.28
38	May 25, 2009	11.89	12.66
39	June 25, 2009	11.68	12.46
40	July 25, 2009	12.75	13.54
41	August 25, 2009	12.33	13.13
42	September 25, 2009	12.33	13.13

(1) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(2) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to or from the Swap Counterparty.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)(1)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL	14.68	1.60	1.00	0.75	0.61
Principal Window	1 - 260	1 - 35	1 - 21	1 - 16	1 - 13
# months	260	35	21	16	13
Class A-3
WAL	25.93	5.94	3.00	1.84	1.47
Principal Window	260 - 357	35 - 152	21 - 76	16 - 30	13 - 23
# months	98	118	56	15	11
Class A-4
WAL	29.74	12.66	6.32	2.62	1.99
Principal Window	357 - 357	152 - 152	76 - 76	30 - 33	23 - 25
# months	1	1	1	4	3

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL	28.28	8.48	4.65	3.72	2.65
Principal Window	301 - 357	52 - 152	43 - 76	33 - 48	25 - 35
# months	57	101	34	16	11
Class M-2
WAL	28.28	8.48	4.55	3.98	2.90
Principal Window	301 - 357	52 - 152	41 - 76	47 - 48	34 - 35
# months	57	101	36	2	2
Class M-3
WAL	28.28	8.48	4.51	3.79	2.78
Principal Window	301 - 357	52 - 152	40 - 76	43 - 48	32 - 35
# months	57	101	37	6	4
Class M-4
WAL	28.28	8.48	4.48	3.62	2.67
Principal Window	301 - 357	52 - 152	40 - 76	41 - 48	31 - 35
# months	57	101	37	8	5
Class M-5
WAL	28.28	8.48	4.46	3.52	2.59
Principal Window	301 - 357	52 - 152	39 - 76	39 - 48	29 - 35
# months	57	101	38	10	7
Class M-6
WAL	28.28	8.48	4.46	3.43	2.53
Principal Window	301 - 357	52 - 152	39 - 76	38 - 48	29 - 35
# months	57	101	38	11	7
Class M-7
WAL	28.28	8.48	4.44	3.37	2.48
Principal Window	301 - 357	52 - 152	38 - 76	37 - 48	28 - 35
# months	57	101	39	12	8
Class M-8
WAL	28.28	8.48	4.43	3.32	2.46
Principal Window	301 - 357	52 - 152	38 - 76	36 - 48	27 - 35
# months	57	101	39	13	9
Class M-9
WAL	28.28	8.48	4.43	3.29	2.43
Principal Window	301 - 357	52 - 152	38 - 76	36 - 48	27 - 35
# months	57	101	39	13	9

(1) Calculated at 0%, 50%, 100%, 150% and 200% of the Pricing Prepayment Speed

Prepayment Speed Sensitivity Table (To Maturity)(1)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL	14.68	1.60	1.00	0.75	0.61
Principal Window	1 - 260	1 - 35	1 - 21	1 - 16	1 - 13
# months	260	35	21	16	13
Class A-3
WAL	25.93	5.96	3.01	1.84	1.47
Principal Window	260 - 357	35 - 166	21 - 82	16 - 30	13 - 23
# months	98	132	62	15	11
Class A-4
WAL	29.74	18.34	9.28	2.62	1.99
Principal Window	357 - 357	166 - 308	82 - 167	30 - 33	23 - 25
# months	1	143	86	4	3

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL	28.28	9.34	5.09	5.32	3.59
Principal Window	301 - 357	52 - 279	43 - 145	33 - 104	25 - 71
# months	57	228	103	72	47
Class M-2
WAL	28.28	9.32	4.98	4.45	3.21
Principal Window	301 - 357	52 - 269	41 - 139	47 - 86	34 - 59
# months	57	218	99	40	26
Class M-3
WAL	28.28	9.29	4.92	4.05	2.93
Principal Window	301 - 357	52 - 259	40 - 132	43 - 83	32 - 57
# months	57	208	93	41	26
Class M-4
WAL	28.28	9.27	4.88	3.87	2.82
Principal Window	301 - 357	52 - 251	40 - 128	41 - 80	31 - 55
# months	57	200	89	40	25
Class M-5
WAL	28.28	9.25	4.85	3.76	2.73
Principal Window	301 - 357	52 - 244	39 - 124	39 - 77	29 - 53
# months	57	193	86	39	25
Class M-6
WAL	28.28	9.21	4.82	3.66	2.67
Principal Window	301 - 357	52 - 236	39 - 119	38 - 74	29 - 51
# months	57	185	81	37	23
Class M-7
WAL	28.28	9.17	4.78	3.58	2.61
Principal Window	301 - 357	52 - 227	38 - 114	37 - 71	28 - 49
# months	57	176	77	35	22
Class M-8
WAL	28.28	9.10	4.74	3.52	2.58
Principal Window	301 - 357	52 - 216	38 - 108	36 - 68	27 - 47
# months	57	165	71	33	21
Class M-9
WAL	28.28	9.03	4.70	3.45	2.53
Principal Window	301 - 357	52 - 205	38 - 102	36 - 64	27 - 45
# months	57	154	65	29	19

(1) Calculated at 0%, 50%, 100%, 150% and 200% of the Pricing Prepayment Speed

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %
1	2.97	2.97	4.670	5.000	42	5.02	4.76	5.084	5.139
2	2.29	2.28	4.829	5.075	43	5.18	4.93	5.083	5.138
3	2.27	2.26	4.995	5.130	44	5.02	4.76	5.084	5.146
4	2.29	2.28	4.992	5.159	45	5.18	4.93	5.083	5.156
5	2.27	2.26	5.063	5.179	46	5.02	4.78	5.084	5.164
6	2.27	2.25	5.139	5.188	47	5.02	4.78	5.084	5.173
7	2.30	2.27	5.096	5.189	48	5.49	5.29	5.082	5.183
8	2.27	2.25	5.163	5.179	49	5.02	4.74	5.133	5.192
9	2.29	2.26	5.175	5.159	50	5.20	4.90	5.134	5.193
10	2.27	2.24	5.109	5.137	51	5.03	4.72	5.136	5.195
11	2.27	2.24	5.116	5.124	52	5.19	4.92	5.136	5.195
12	2.35	2.31	5.152	5.111	53	5.02	4.73	5.138	5.196
13	2.28	2.24	5.041	5.094	54	5.02	4.73	5.138	5.196
14	2.31	2.27	5.040	5.093	55	5.18	4.90	5.139	5.196
15	2.28	2.23	5.040	5.093	56	5.01	4.72	5.140	5.195
16	2.32	2.27	5.040	5.092	57	5.18	4.90	5.140	5.193
17	2.29	2.23	5.039	5.091	58	5.01	4.72	5.141	5.192
18	2.29	2.23	5.038	5.091	59	5.01	4.71	5.141	5.190
19	2.34	2.27	5.038	5.089	60	5.50	5.24	5.140	5.189
20	2.30	2.22	5.037	5.090	61	5.00	4.71	5.133	5.188
21	2.77	2.64	5.036	5.091	62	5.16	4.89	5.133	5.187
22	4.24	3.90	5.035	5.093	63	5.00	4.71	5.132	5.187
23	4.24	3.90	5.034	5.093	64	5.16	4.88	5.131	5.186
24	4.55	4.23	5.032	5.094	65	4.99	4.70	5.131	5.186
25	4.24	3.89	5.043	5.096	66	4.99	4.69	5.130	5.185
26	4.40	4.06	5.042	5.095	67	5.15	4.87	5.129	5.183
27	4.43	4.10	5.043	5.094	68	4.98	4.69	5.129	5.186
28	5.19	4.94	5.041	5.093	69	5.14	4.86	5.128	5.186
29	5.03	4.77	5.040	5.092	70	4.97	4.68	5.128	5.187
30	5.03	4.76	5.040	5.092	71	4.97	4.68	5.126	5.188
31	5.19	4.93	5.038	5.090	72	5.29	5.03	5.124	5.189
32	5.03	4.76	5.038	5.096	73	4.96	4.65	5.138	5.191
33	5.19	4.94	5.037	5.103	74	5.12	4.83	5.136	5.189
34	5.06	4.80	5.036	5.112	75	4.95	4.65	5.135	5.188
35	5.04	4.80	5.035	5.119	76	5.11	4.82	5.134	5.186
36	5.50	5.30	5.032	5.128
37	5.03	4.76	5.080	5.137
38	5.12	4.84	5.081	5.137
39	5.00	4.72	5.082	5.139
40	5.17	4.93	5.082	5.138
41	5.02	4.76	5.083	5.139

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, the Trust Oversight Manager Fee, and Securities Administrator Fee), less aggregate interest on the Certificates plus net swap payments divided by (b) aggregate principal balance of the Mortgage Loans as of the beginning period.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	52.5	22.6	33.4	23.9	24.5	24.7
M-2	39.9	19.8	26.7	20.9	20.0	21.6
M-3	33.7	18.0	23.1	19.0	17.5	19.6
M-4	29.1	16.5	20.3	17.4	15.6	18.0
M-5	25.2	15.1	17.9	16.0	13.8	16.4
M-6	21.9	13.8	15.7	14.5	12.2	14.9
M-7	19.0	12.5	13.7	13.1	10.8	13.5
M-8	16.4	11.2	12.0	11.8	9.5	12.2
M-9	14.5	10.2	10.7	10.7	8.5	11.1

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

Footnotes:

(a)    Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

 Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$958,481,913	$4,922	$1,093,262
Average Scheduled Principal Balance	$209,779
Number of Mortgage Loans	4,569

Weighted Average Gross Coupon	8.069%	5.150%	13.900%
Weighted Average FICO Score	617	500	816
Weighted Average Combined Original LTV	81.70%	10.30%	100.00%
Weighted Average DTI	43.12%	0.97%	57.72%

Weighted Average Original Term	359	60	360
Weighted Average Stated Remaining Term	356	57	358
Weighted Average Seasoning	3	2	10

Weighted Average Gross Margin	5.863%	3.340%	6.990%
Weighted Average Minimum Interest Rate	7.937%	5.150%	12.850%
Weighted Average Maximum Interest Rate	13.938%	11.150%	18.850%
Weighted Average Initial Rate Cap	2.001%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	21	14	57

Maturity Date		December 1, 2010	January 1, 2036
Maximum Zip Code Concentration	20744(0.54%)

ARM	90.01%
Fixed Rate	9.99%

Interest Only	15.13%	Single Family	81.76%
Not Interest Only	84.87%	Multi Family	11.84%
Weighted Average IO Term	60	Condo	6.34%
		Condo Low Rise	0.07%
First Lien	94.04%
Second Lien	5.96%	Top 5 States:
		California	24.70%
Full Documentation	58.07%	Florida	12.21%
Stated Income Documentation	41.93%	New York	11.88%
		Maryland	9.05%
Purchase	49.36%	New Jersey	7.10%
Cash Out Refinance	49.20%
Rate/Term Refinance	1.45%

Primary	92.41%
Investment	6.74%
Second / Vacation	0.86%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	530	15,044,896.20	1.57	10.587	315	98.39	635	42.02
50,001 - 100,000	693	52,646,074.79	5.49	9.481	356	87.46	619	41.41
100,001 - 150,000	782	96,789,862.85	10.10	8.746	356	83.13	608	42.19
150,001 - 200,000	669	116,814,734.86	12.19	8.103	356	80.44	608	42.39
200,001 - 250,000	441	98,815,592.33	10.31	8.104	356	79.84	604	44.11
250,001 - 300,000	358	97,956,316.78	10.22	7.973	357	80.66	611	43.98
300,001 - 350,000	307	99,218,919.01	10.35	7.773	357	81.67	612	43.28
350,001 - 400,000	233	87,103,811.57	9.09	7.688	357	81.81	620	44.32
400,001 - 450,000	156	66,328,007.05	6.92	7.850	357	80.37	628	43.76
450,001 - 500,000	134	63,563,315.76	6.63	7.707	357	81.18	636	44.20
500,001 - 550,000	79	41,485,727.53	4.33	7.498	356	81.37	633	43.03
550,001 - 600,000	62	35,704,500.04	3.73	7.580	356	80.62	626	43.43
600,001 - 650,000	43	26,734,530.33	2.79	7.713	357	82.21	644	43.07
650,001 - 700,000	31	21,015,098.46	2.19	7.826	357	83.06	614	42.57
700,001 - 750,000	42	30,931,654.88	3.23	7.833	356	78.99	613	39.32
750,001 - 800,000	2	1,553,894.99	0.16	6.659	357	86.35	651	49.88
800,001 - 850,000	1	803,446.27	0.08	7.050	357	76.67	616	27.69
900,001 - 950,000	1	922,005.35	0.10	5.600	357	60.66	688	35.72
950,001 - 1,000,000	4	3,956,261.82	0.41	6.652	356	72.71	674	41.96
1,000,001 or greater	1	1,093,262.36	0.11	6.950	357	80.00	632	44.32
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	3	1,767,472.58	0.18	5.186	355	75.09	660	43.38
5.500 - 5.999	44	17,178,773.74	1.79	5.863	356	77.55	678	41.67
6.000 - 6.499	145	49,134,234.00	5.13	6.280	356	79.51	665	41.92
6.500 - 6.999	396	117,279,755.85	12.24	6.802	356	80.84	647	43.23
7.000 - 7.499	435	118,187,695.60	12.33	7.260	356	81.70	637	42.33
7.500 - 7.999	810	221,013,021.48	23.06	7.755	357	82.26	623	43.10
8.000 - 8.499	541	132,760,327.60	13.85	8.245	357	82.03	611	43.57
8.500 - 8.999	584	128,374,730.90	13.39	8.729	356	81.11	590	43.99
9.000 - 9.499	403	59,566,458.84	6.21	9.223	355	82.55	576	42.20
9.500 - 9.999	339	43,765,813.73	4.57	9.743	355	81.54	578	43.97
10.000 - 10.499	218	22,516,740.89	2.35	10.243	354	83.68	596	42.80
10.500 - 10.999	244	21,860,883.13	2.28	10.750	352	83.62	578	43.84
11.000 - 11.499	185	13,206,062.79	1.38	11.256	352	88.31	590	43.39
11.500 - 11.999	135	8,722,384.71	0.91	11.696	339	81.84	579	43.24
12.000 - 12.499	57	2,436,431.15	0.25	12.245	310	72.04	561	43.65
12.500 - 12.999	20	594,493.15	0.06	12.712	298	87.71	584	39.60
13.000 - 13.499	9	108,695.59	0.01	13.331	133	90.99	621	43.16
13.500 - 13.999	1	7,937.50	0.00	13.900	117	83.56	556	49.92
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	300	67,575,482.79	7.05	9.418	356	73.65	513	44.70
525 - 549	332	72,905,761.27	7.61	9.017	356	75.44	537	44.81
550 - 574	505	101,437,466.25	10.58	8.452	355	81.81	561	43.77
575 - 599	618	122,415,687.66	12.77	8.155	355	82.94	588	42.88
600 - 624	831	170,292,527.95	17.77	7.817	356	83.24	612	43.32
625 - 649	751	149,179,185.07	15.56	7.842	355	83.11	636	42.98
650 - 674	526	109,465,505.06	11.42	7.708	356	83.62	660	42.74
675 - 699	352	75,732,030.35	7.90	7.506	355	82.67	686	41.68
700 - 724	170	43,363,072.13	4.52	7.503	355	83.50	711	41.57
725 - 749	108	25,743,881.52	2.69	7.558	356	81.67	737	42.69
750 - 774	49	12,934,343.93	1.35	7.366	357	81.65	761	38.34
775 - 799	21	5,849,010.53	0.61	7.728	357	82.43	785	45.11
800 - 824	6	1,587,958.72	0.17	7.074	357	82.05	805	43.31
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	52	8,981,062.71	0.94	8.537	357	41.11	581	39.74
50.01 - 55.00	23	5,576,023.44	0.58	8.924	357	53.36	585	39.31
55.01 - 60.00	54	12,183,242.02	1.27	8.785	354	57.82	590	42.99
60.01 - 65.00	134	28,392,079.99	2.96	9.091	356	63.72	566	45.11
65.01 - 70.00	167	37,999,734.45	3.96	8.833	357	69.19	576	42.64
70.01 - 75.00	212	53,092,279.78	5.54	8.503	357	74.09	569	44.11
75.01 - 80.00	1,701	448,415,071.52	46.78	7.673	357	79.82	631	43.00
80.01 - 85.00	407	103,775,923.84	10.83	7.819	356	84.72	601	43.30
85.01 - 90.00	811	192,996,406.31	20.14	7.920	356	89.85	616	43.20
90.01 - 95.00	182	12,731,930.14	1.33	9.079	330	94.68	641	43.37
95.01 - 100.00	826	54,338,159.03	5.67	10.301	350	99.96	652	42.67
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
60	9	110,181.44	0.01	12.034	57	95.00	629	37.65
120	93	1,233,488.89	0.13	11.480	117	96.07	616	43.98
180	105	2,288,990.64	0.24	10.686	177	96.95	624	41.08
240	7	826,457.37	0.09	8.129	236	81.93	641	36.75
360	4,355	954,022,794.89	99.53	8.058	357	81.64	617	43.13
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 60	9	110,181.44	0.01	12.034	57	95.00	629	37.65
61 - 120	93	1,233,488.89	0.13	11.480	117	96.07	616	43.98
121 - 180	105	2,288,990.64	0.24	10.686	177	96.95	624	41.08
181 - 240	7	826,457.37	0.09	8.129	236	81.93	641	36.75
301 - 360	4,355	954,022,794.89	99.53	8.058	357	81.64	617	43.13
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	109	23,661,145.29	2.47	7.921	356	81.94	626	14.03
20.01 - 25.00	111	19,356,182.05	2.02	8.163	353	81.56	619	22.81
25.01 - 30.00	220	42,751,051.04	4.46	7.984	356	80.13	615	27.64
30.01 - 35.00	337	63,279,432.70	6.60	8.057	356	81.22	618	32.75
35.01 - 40.00	586	122,755,527.92	12.81	8.025	356	80.68	623	37.74
40.01 - 45.00	922	188,281,333.08	19.64	8.056	356	82.50	624	42.69
45.01 - 50.00	1,629	336,732,410.57	35.13	8.024	355	82.55	626	47.82
50.01 - 55.00	653	161,297,732.32	16.83	8.253	356	80.36	585	52.72
55.01 - 60.00	2	367,098.26	0.04	7.206	357	80.00	665	57.05
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	3,412	862,736,155.56	90.01	7.937	357	80.80	614	43.25
Fixed Rate	1,157	95,745,757.67	9.99	9.262	348	89.78	644	41.96
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	2,153	476,923,116.73	49.76	8.255	357	80.17	601	43.01
2/28 ARM Balloon	712	223,334,847.48	23.30	7.864	357	81.43	620	44.59
2/28 ARM IO	464	143,011,536.47	14.92	7.038	356	82.49	648	42.08
3/27 ARM	46	10,003,813.72	1.04	7.918	357	79.21	623	42.93
3/27 ARM Balloon	14	3,856,860.60	0.40	7.493	357	73.82	644	41.15
3/27 ARM IO	7	1,997,600.02	0.21	6.498	356	85.40	657	39.13
5/25 ARM	8	1,588,547.70	0.17	7.778	356	67.28	578	44.51
5/25 ARM Balloon	8	2,019,832.84	0.21	7.103	357	68.31	647	42.37
Fixed	1,134	88,835,004.07	9.27	9.404	347	91.06	645	41.95
Fixed Balloon	23	6,910,753.60	0.72	7.428	357	73.35	621	42.08
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	4,098	813,472,776.74	84.87	8.255	356	81.55	612	43.31
Interest Only	471	145,009,136.49	15.13	7.030	356	82.53	648	42.04
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	4,098	813,472,776.74	84.87	8.255	356	81.55	612	43.31
60	471	145,009,136.49	15.13	7.030	356	82.53	648	42.04
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,027	432,800,941.78	45.15	8.185	356	81.52	617	43.69
12	173	45,860,063.99	4.78	8.173	355	81.34	629	41.44
24	2,058	413,308,561.39	43.12	8.018	356	82.20	615	42.77
30	1	156,431.80	0.02	9.100	357	90.00	601	47.47
36	310	66,355,914.27	6.92	7.561	356	79.93	623	42.73
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	3,576	901,321,260.91	94.04	7.921	356	80.57	615	43.13
Second	993	57,160,652.32	5.96	10.405	344	99.45	651	42.87
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Doc	2,916	556,548,674.45	58.07	7.796	355	82.81	612	42.53
Stated Income	1,653	401,933,238.78	41.93	8.448	356	80.16	624	43.94
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	2,456	473,065,056.88	49.36	7.934	356	83.78	641	42.61
Cash-Out Refinance	2,053	471,526,200.53	49.20	8.193	356	79.65	594	43.62
Rate / Term Refinance	60	13,890,655.82	1.45	8.502	356	80.53	584	43.19
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	3,811	783,612,425.56	81.76	8.069	356	81.83	614	43.12
Multi Family	423	113,459,943.56	11.84	8.088	356	80.47	634	44.11
Condo	333	60,738,574.43	6.34	8.036	356	82.17	630	41.55
Condo Low Rise	2	670,969.68	0.07	8.129	357	90.00	588	20.85
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	4,163	885,704,150.08	92.41	8.044	356	81.70	616	43.26
Investment	370	64,578,428.39	6.74	8.432	355	81.45	639	41.20
Second/Vacation	36	8,199,334.76	0.86	7.991	356	83.10	607	43.06
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	3,479	714,972,493.58	74.59	7.839	356	83.21	634	42.80
A	418	103,250,911.13	10.77	8.239	356	82.31	584	44.04
A-	196	43,906,883.68	4.58	8.560	356	78.48	568	42.70
B	214	44,686,165.21	4.66	8.692	356	75.87	550	44.45
C	173	33,932,223.05	3.54	9.392	357	69.82	547	44.25
C-	79	15,894,976.54	1.66	11.059	356	63.32	542	46.56
D	10	1,838,260.04	0.19	11.166	356	55.35	542	42.77
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alaska	1	201,787.53	0.02	9.200	357	70.88	510	30.06
Arizona	102	21,608,843.99	2.25	8.278	356	80.54	605	43.95
Arkansas	14	1,170,072.77	0.12	8.166	351	84.52	596	42.99
California	768	236,708,747.65	24.70	7.775	356	81.54	628	43.13
Colorado	73	12,073,074.81	1.26	7.786	356	83.38	617	39.82
Connecticut	89	14,905,292.50	1.56	8.346	356	81.20	596	43.05
Delaware	12	1,444,007.37	0.15	8.902	357	80.36	587	40.73
District Of Columbia	25	5,867,888.92	0.61	8.359	355	75.23	608	37.88
Florida	652	116,994,274.60	12.21	8.180	356	82.27	614	42.32
Georgia	222	26,620,770.67	2.78	8.337	354	84.41	605	42.93
Hawaii	48	17,358,465.68	1.81	7.791	356	77.60	665	40.96
Idaho	21	2,213,129.31	0.23	7.871	352	82.94	599	45.56
Illinois	290	45,724,449.25	4.77	8.140	355	83.23	615	42.91
Indiana	38	3,494,725.10	0.36	8.266	350	86.57	614	41.10
Iowa	5	515,037.70	0.05	8.418	357	88.15	583	42.88
Kansas	6	1,597,960.25	0.17	8.269	356	82.94	600	34.92
Kentucky	8	701,576.83	0.07	8.768	354	87.39	591	44.01
Maine	14	2,100,176.05	0.22	7.828	356	84.46	602	41.76
Maryland	399	86,708,686.20	9.05	8.066	356	80.81	606	43.86
Massachusetts	152	37,412,019.41	3.90	8.131	356	81.45	625	43.32
Michigan	106	11,687,139.54	1.22	8.453	355	83.64	605	41.56
Minnesota	60	9,211,285.32	0.96	8.005	355	83.09	617	43.06
Missouri	22	2,048,569.09	0.21	8.953	349	85.62	579	43.25
Nevada	57	11,969,157.63	1.25	7.904	356	82.82	618	40.46
New Hampshire	11	1,955,546.76	0.20	8.026	357	83.23	598	48.17
New Jersey	259	68,068,871.13	7.10	8.205	356	80.95	609	43.90
New Mexico	13	2,321,679.09	0.24	8.857	356	83.00	554	39.40
New York	385	113,909,134.68	11.88	8.024	356	80.72	629	44.63
North Carolina	76	8,249,682.95	0.86	8.597	354	84.70	586	42.35
Ohio	55	6,172,614.77	0.64	8.548	354	82.59	599	43.71
Oklahoma	7	1,090,243.48	0.11	8.507	357	90.56	620	27.33
Oregon	29	4,215,018.71	0.44	7.911	356	81.41	603	43.94
Pennsylvania	78	10,429,972.90	1.09	8.449	355	80.72	598	41.86
Rhode Island	18	3,943,825.95	0.41	8.332	356	80.45	602	46.42
South Carolina	20	1,969,785.38	0.21	8.204	346	84.10	629	44.70
Tennessee	31	3,762,504.19	0.39	8.744	350	86.79	587	45.26
Texas	92	9,009,216.52	0.94	8.650	353	84.45	603	42.38
Utah	22	3,095,056.37	0.32	7.475	355	84.17	623	42.02
Vermont	3	429,555.72	0.04	9.696	357	70.19	554	45.43
Virginia	156	29,409,115.81	3.07	8.329	355	80.97	607	44.14
Washington	55	11,591,853.98	1.21	8.205	356	84.15	605	40.88
West Virginia	4	960,901.62	0.10	7.328	357	83.19	653	41.00
Wisconsin	69	7,437,955.73	0.78	8.496	354	83.99	612	40.88
Wyoming	2	122,239.32	0.01	8.008	321	83.99	583	42.07
Total:	4,569	958,481,913.23	100.00	8.069	356	81.70	617	43.12

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	3	1,513,068.02	0.18	5.354	356	75.97	708	44.94
3.500 - 3.999	22	9,206,550.10	1.07	5.828	357	76.46	684	41.41
4.000 - 4.499	121	41,692,293.98	4.83	6.230	356	80.45	667	41.45
4.500 - 4.999	323	95,067,659.37	11.02	6.757	357	80.90	646	43.28
5.000 - 5.499	484	139,813,788.18	16.21	7.233	357	81.67	642	42.12
5.500 - 5.999	669	179,739,251.59	20.83	7.728	357	82.46	622	43.60
6.000 - 6.499	646	164,588,788.30	19.08	8.209	357	82.78	613	43.81
6.500 - 6.999	1,144	231,114,756.02	26.79	9.227	356	77.80	566	43.62
Total:	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	3	1,767,472.58	0.20	5.186	355	75.09	660	43.38
5.500 - 5.999	42	16,673,027.37	1.93	5.860	356	77.96	677	41.86
6.000 - 6.499	127	42,644,883.71	4.94	6.283	356	80.32	663	41.47
6.500 - 6.999	376	111,862,643.47	12.97	6.804	356	81.31	646	43.38
7.000 - 7.499	411	112,769,759.93	13.07	7.260	357	82.00	638	42.33
7.500 - 7.999	771	211,898,006.94	24.56	7.757	357	82.51	623	43.26
8.000 - 8.499	522	128,976,810.57	14.95	8.244	357	82.23	611	43.53
8.500 - 8.999	533	121,299,603.53	14.06	8.727	357	80.93	588	44.45
9.000 - 9.499	258	49,853,082.61	5.78	9.212	357	79.62	558	42.49
9.500 - 9.999	186	32,250,782.04	3.74	9.721	357	75.65	544	44.03
10.000 - 10.499	68	11,575,535.92	1.34	10.224	357	69.19	534	42.28
10.500 - 10.999	55	10,908,966.04	1.26	10.742	356	68.01	531	44.51
11.000 - 11.499	25	4,290,521.35	0.50	11.241	356	65.11	539	46.19
11.500 - 11.999	23	4,089,191.31	0.47	11.747	357	62.18	544	43.40
12.000 - 12.499	9	1,674,579.66	0.19	12.230	357	61.46	537	43.22
12.500 - 12.999	3	201,288.53	0.02	12.829	357	71.49	544	32.56
Total:	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.000 - 11.499	3	1,767,472.58	0.20	5.186	355	75.09	660	43.38
11.500 - 11.999	42	16,673,027.37	1.93	5.860	356	77.96	677	41.86
12.000 - 12.499	127	42,644,883.71	4.94	6.283	356	80.32	663	41.47
12.500 - 12.999	376	111,862,643.47	12.97	6.804	356	81.31	646	43.38
13.000 - 13.499	410	112,544,506.03	13.05	7.259	357	82.01	638	42.36
13.500 - 13.999	770	211,772,176.94	24.55	7.757	357	82.53	623	43.26
14.000 - 14.499	523	129,202,064.47	14.98	8.243	357	82.23	611	43.50
14.500 - 14.999	533	121,289,682.45	14.06	8.726	357	80.90	588	44.47
15.000 - 15.499	258	49,853,082.61	5.78	9.212	357	79.62	558	42.49
15.500 - 15.999	186	32,268,804.82	3.74	9.716	357	75.64	543	43.97
16.000 - 16.499	67	11,379,305.35	1.32	10.224	357	69.40	533	42.20
16.500 - 16.999	56	11,026,694.34	1.28	10.729	356	68.24	531	44.51
17.000 - 17.499	25	4,393,349.63	0.51	11.199	356	64.80	541	46.25
17.500 - 17.999	23	4,089,191.31	0.47	11.747	357	62.18	544	43.40
18.000 - 18.499	10	1,767,981.95	0.20	12.173	357	61.51	536	43.37
18.500 - 18.999	3	201,288.53	0.02	12.829	357	71.49	544	32.56
Total:	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000	3,405	861,682,181.49	99.88	7.936	357	80.81	614	43.25
3.000	7	1,053,974.07	0.12	8.778	355	73.04	591	40.12
Total:	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.500	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25
Total:	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13 - 15	2	297,923.50	0.03	10.472	350	59.13	547	48.44
16 - 18	65	14,419,998.98	1.67	7.605	353	81.25	604	42.60
19 - 21	3,262	828,551,578.20	96.04	7.950	357	80.90	614	43.28
28 - 30	2	247,156.30	0.03	7.997	354	82.90	678	40.12
31 - 33	65	15,611,118.04	1.81	7.630	357	78.61	631	42.05
52 - 54	1	149,376.77	0.02	6.990	354	62.76	619	46.96
55 - 57	15	3,459,003.77	0.40	7.418	356	68.08	617	43.16
Total:	3,412	862,736,155.56	100.00	7.937	357	80.80	614	43.25

Group 1 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$356,159,898	$49,932	$749,599
Average Scheduled Principal Balance	$193,250
Number of Mortgage Loans	1,843

Weighted Average Gross Coupon	8.062%	6.600%	12.850%
Weighted Average FICO Score	612	501	802
Weighted Average Combined Original LTV	81.30%	25.83%	100.00%
Weighted Average DTI	43.50%	3.91%	55.50%

Weighted Average Original Term	360	180	360
Weighted Average Stated Remaining Term	356	177	357
Weighted Average Seasoning	3	3	10

Weighted Average Gross Margin	5.995%	4.450%	6.990%
Weighted Average Minimum Interest Rate	8.068%	6.600%	12.850%
Weighted Average Maximum Interest Rate	14.070%	12.600%	18.850%
Weighted Average Initial Rate Cap	2.002%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	21	14	57

Maturity Date		December 1, 2020	December 1, 2035
Maximum Zip Code Concentration	33177(0.53%)

ARM	93.97%
Fixed Rate	6.03%

Interest Only	10.21%	Single Family	79.52%
Not Interest Only	89.79%	Multi Family	13.26%
Weighted Average IO Term	60	Condo	7.19%
		Condo Low Rise	0.04%
First Lien	100.00%
Second Lien	0.00%	Top 5 States:
		Florida	12.86%
Full Documentation	63.95%	California	12.22%
Stated Income Documentation	36.05%	Maryland	10.48%
		New Jersey	8.09%
Purchase	28.27%	New York	7.85%
Cash Out Refinance	69.81%
Rate/Term Refinance	1.93%

Primary	84.59%
Investment	14.20%
Second / Vacation	1.20%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	4	199,800.86	0.06	10.050	357	63.30	568	27.46
50,001 - 100,000	283	22,678,115.18	6.37	8.655	357	80.50	612	40.70
100,001 - 150,000	458	56,489,262.71	15.86	8.257	356	81.40	611	42.61
150,001 - 200,000	399	69,227,679.80	19.44	7.966	356	80.77	610	42.87
200,001 - 250,000	240	53,765,364.25	15.10	8.101	357	80.69	610	44.62
250,001 - 300,000	172	47,136,929.21	13.23	7.995	357	82.07	610	43.99
300,001 - 350,000	130	42,016,137.86	11.80	7.899	357	82.05	604	44.43
350,001 - 400,000	96	35,970,997.53	10.10	7.963	357	82.80	608	44.05
400,001 - 450,000	34	14,145,302.54	3.97	7.901	357	80.03	624	44.53
450,001 - 500,000	11	5,226,810.70	1.47	7.467	356	79.27	670	46.76
500,001 - 550,000	5	2,569,951.22	0.72	7.879	357	78.42	611	47.91
550,001 - 600,000	6	3,497,199.70	0.98	7.947	356	82.40	638	37.74
600,001 - 650,000	4	2,486,747.15	0.70	7.877	357	83.71	696	41.43
700,001 - 750,000	1	749,599.03	0.21	8.250	357	68.18	728	42.78
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
6.500 - 6.999	193	43,538,673.44	12.22	6.845	356	81.02	635	44.57
7.000 - 7.499	248	52,052,524.77	14.61	7.254	356	81.73	627	42.94
7.500 - 7.999	481	101,443,906.40	28.48	7.765	356	82.39	618	43.51
8.000 - 8.499	307	58,243,659.93	16.35	8.247	357	82.60	611	43.76
8.500 - 8.999	315	55,699,506.25	15.64	8.732	357	81.97	600	43.19
9.000 - 9.499	135	21,468,668.87	6.03	9.216	356	81.78	584	42.19
9.500 - 9.999	86	12,284,144.93	3.45	9.691	357	77.24	573	43.97
10.000 - 10.499	31	3,091,930.87	0.87	10.230	356	67.87	581	41.40
10.500 - 10.999	23	4,177,328.46	1.17	10.728	356	65.84	552	45.15
11.000 - 11.499	11	2,132,229.28	0.60	11.218	356	61.77	553	48.37
11.500 - 11.999	7	1,125,076.01	0.32	11.689	357	57.03	569	40.65
12.000 - 12.499	4	758,352.50	0.21	12.185	357	58.92	549	43.31
12.500 - 12.999	2	143,896.03	0.04	12.821	357	72.08	554	29.94
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	16	3,177,926.21	0.89	9.902	356	70.47	512	45.99
525 - 549	83	15,815,071.86	4.44	9.261	356	74.07	545	44.95
550 - 574	374	71,484,145.35	20.07	8.497	357	80.53	561	44.58
575 - 599	345	64,312,317.43	18.06	8.112	357	81.61	587	43.27
600 - 624	382	73,798,296.77	20.72	7.812	356	81.89	612	43.65
625 - 649	286	54,803,007.10	15.39	7.813	356	82.17	636	43.44
650 - 674	174	35,841,068.46	10.06	7.656	357	82.56	661	42.16
675 - 699	97	18,432,780.63	5.18	7.690	357	82.97	684	42.78
700 - 724	31	7,329,202.51	2.06	7.636	357	82.92	710	38.06
725 - 749	34	7,353,264.80	2.06	7.777	357	81.28	735	43.75
750 - 774	11	2,297,446.19	0.65	7.807	357	85.53	761	42.45
775 - 799	8	1,267,420.08	0.36	8.185	356	78.40	786	43.27
800 - 824	2	247,950.35	0.07	8.824	356	83.15	802	42.22
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	35	6,145,625.17	1.73	8.421	357	40.93	596	39.66
50.01 - 55.00	13	2,687,779.30	0.75	9.311	357	53.02	585	41.64
55.01 - 60.00	29	5,295,468.51	1.49	8.384	356	57.80	603	43.99
60.01 - 65.00	71	13,892,363.84	3.90	9.228	356	63.85	578	44.71
65.01 - 70.00	77	16,467,551.47	4.62	8.614	357	69.09	598	42.10
70.01 - 75.00	92	17,601,536.08	4.94	8.342	357	74.10	593	43.50
75.01 - 80.00	683	125,704,014.22	35.29	7.893	356	79.82	621	43.78
80.01 - 85.00	250	53,136,744.62	14.92	7.818	356	84.77	608	42.98
85.01 - 90.00	562	108,389,646.42	30.43	8.012	356	89.82	613	43.79
90.01 - 95.00	25	5,649,516.83	1.59	8.332	353	94.67	635	45.12
95.01 - 100.00	6	1,189,651.28	0.33	8.693	356	100.00	656	30.04
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
180	1	113,413.99	0.03	9.350	177	95.00	619	46.27
240	2	352,996.94	0.10	7.663	237	84.26	626	36.81
360	1,840	355,693,486.81	99.87	8.062	357	81.29	612	43.50
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
121 - 180	1	113,413.99	0.03	9.350	177	95.00	619	46.27
181 - 240	2	352,996.94	0.10	7.663	237	84.26	626	36.81
301 - 360	1,840	355,693,486.81	99.87	8.062	357	81.29	612	43.50
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	36	6,112,602.68	1.72	8.100	356	82.55	632	14.20
20.01 - 25.00	40	6,666,764.11	1.87	8.365	357	79.74	619	22.99
25.01 - 30.00	98	17,378,462.21	4.88	7.982	356	79.11	616	27.62
30.01 - 35.00	151	25,887,377.00	7.27	8.044	357	82.35	618	32.75
35.01 - 40.00	231	43,285,745.15	12.15	8.098	356	79.18	612	37.74
40.01 - 45.00	359	68,798,975.76	19.32	8.092	357	81.32	612	42.71
45.01 - 50.00	590	115,727,395.03	32.49	7.997	356	82.26	617	47.89
50.01 - 55.00	337	72,191,035.46	20.27	8.112	357	81.22	599	52.70
55.01 - 60.00	1	111,540.34	0.03	8.250	357	80.00	552	55.50
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,731	334,675,602.32	93.97	8.068	357	81.72	611	43.65
Fixed Rate	112	21,484,295.42	6.03	7.983	354	74.77	620	41.06
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	1,172	204,662,460.38	57.46	8.253	357	81.04	606	43.07
2/28 ARM Balloon	345	83,976,224.10	23.58	7.945	357	82.47	615	45.09
2/28 ARM IO	164	35,841,960.42	10.06	7.403	356	85.30	628	43.87
3/27 ARM	25	4,605,076.34	1.29	8.122	357	78.32	612	43.48
3/27 ARM Balloon	9	2,366,865.48	0.66	7.336	357	78.80	639	42.97
3/27 ARM IO	3	538,200.01	0.15	6.979	356	81.36	634	37.02
5/25 ARM	7	1,314,248.57	0.37	7.669	356	72.82	590	43.35
5/25 ARM Balloon	6	1,370,567.02	0.38	7.167	357	69.51	643	42.16
Fixed	95	17,452,740.01	4.90	8.078	353	75.30	618	40.13
Fixed Balloon	17	4,031,555.41	1.13	7.570	357	72.47	629	45.09
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	1,676	319,779,737.31	89.79	8.138	356	80.85	610	43.47
Interest Only	167	36,380,160.43	10.21	7.397	356	85.24	629	43.77
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,676	319,779,737.31	89.79	8.138	356	80.85	610	43.47
60	167	36,380,160.43	10.21	7.397	356	85.24	629	43.77
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	832	172,360,089.27	48.39	8.075	356	81.05	613	43.80
12	62	13,606,442.91	3.82	8.171	356	76.76	622	42.35
24	818	145,828,682.98	40.94	8.078	357	82.21	609	43.27
30	1	156,431.80	0.04	9.100	357	90.00	601	47.47
36	130	24,208,250.78	6.80	7.813	356	80.15	617	43.32
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Doc	1,249	227,779,011.17	63.95	7.870	356	83.08	608	43.49
Stated Income	594	128,380,886.57	36.05	8.404	357	78.15	620	43.51
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	660	100,669,330.82	28.27	8.006	357	83.29	630	44.00
Cash-Out Refinance	1,149	248,632,882.73	69.81	8.086	356	80.47	605	43.34
Rate / Term Refinance	34	6,857,684.19	1.93	8.013	356	82.33	620	41.93
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,530	283,208,249.47	79.52	8.066	356	81.63	607	43.65
Multi Family	171	47,219,320.16	13.26	8.011	357	78.84	628	42.82
Condo	141	25,600,629.87	7.19	8.114	357	82.18	632	43.30
Condo Low Rise	1	131,698.24	0.04	8.700	357	90.00	695	9.61
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	1,532	301,282,967.16	84.59	8.016	356	81.11	607	43.86
Investment	289	50,591,006.57	14.20	8.370	356	82.23	642	41.31
Second/Vacation	22	4,285,924.01	1.20	7.712	357	83.91	630	44.22
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	1,291	248,418,554.54	69.75	7.831	356	83.01	624	43.15
A	211	43,908,953.57	12.33	8.210	357	82.85	593	43.56
A-	108	20,535,553.98	5.77	8.322	357	78.42	589	43.88
B	98	18,914,999.68	5.31	8.291	357	77.43	577	44.78
C	85	15,110,592.15	4.24	9.009	357	69.73	574	45.34
C-	45	8,363,993.54	2.35	10.915	356	62.50	556	46.73
D	5	907,250.28	0.25	11.455	357	50.91	571	39.83
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Arizona	52	10,536,662.33	2.96	7.991	357	83.78	614	43.12
Arkansas	9	971,571.07	0.27	7.614	356	82.58	600	42.85
California	150	43,510,421.08	12.22	8.026	357	78.30	607	43.84
Colorado	24	4,114,310.09	1.16	7.790	356	84.09	625	40.82
Connecticut	46	8,507,023.96	2.39	8.145	357	81.61	606	41.57
Delaware	8	881,699.68	0.25	8.976	357	76.97	599	40.08
District Of Columbia	10	1,954,658.80	0.55	7.715	357	77.77	639	39.94
Florida	259	45,802,545.92	12.86	8.142	357	81.79	614	43.53
Georgia	125	17,947,925.53	5.04	8.114	357	84.16	609	43.28
Hawaii	21	7,840,979.19	2.20	7.894	356	77.96	676	43.53
Idaho	8	1,039,784.32	0.29	7.448	357	81.25	606	48.55
Illinois	151	27,073,076.89	7.60	8.087	356	82.65	616	43.17
Indiana	24	2,910,188.65	0.82	8.125	356	86.27	617	42.71
Iowa	3	404,394.72	0.11	8.086	357	87.90	587	41.25
Kansas	3	519,109.59	0.15	8.072	355	85.69	578	41.65
Kentucky	6	661,823.71	0.19	8.625	357	86.64	589	43.69
Maine	10	1,447,155.45	0.41	8.182	356	85.14	596	39.96
Maryland	178	37,309,374.34	10.48	7.892	357	80.06	603	43.57
Massachusetts	51	13,633,182.28	3.83	8.259	357	80.49	617	43.87
Michigan	69	7,675,243.60	2.15	8.403	356	84.89	615	41.31
Minnesota	28	4,695,643.55	1.32	7.519	356	85.12	624	44.21
Missouri	13	1,519,741.90	0.43	8.677	357	86.95	583	44.31
Nevada	29	6,415,453.89	1.80	7.905	357	81.83	612	42.48
New Hampshire	4	989,491.52	0.28	7.565	357	84.90	586	50.60
New Jersey	112	28,805,676.54	8.09	8.073	357	81.18	610	44.36
New Mexico	8	1,044,817.16	0.29	8.144	356	86.59	586	43.27
New York	97	27,971,390.85	7.85	7.897	357	77.68	618	45.41
North Carolina	42	5,191,292.66	1.46	8.400	357	85.65	596	42.61
Ohio	32	3,751,471.35	1.05	8.273	357	83.59	605	43.55
Oklahoma	2	137,398.95	0.04	7.887	357	90.00	599	35.92
Oregon	13	1,928,940.79	0.54	7.391	356	79.29	631	44.00
Pennsylvania	33	4,626,247.44	1.30	8.345	357	81.05	608	42.69
Rhode Island	8	1,659,206.21	0.47	8.043	356	78.46	625	46.65
South Carolina	14	1,598,585.73	0.45	8.247	344	83.97	610	44.48
Tennessee	17	1,984,209.88	0.56	8.531	346	88.46	607	46.71
Texas	35	4,084,871.73	1.15	8.469	356	84.24	587	40.98
Utah	10	1,320,249.92	0.37	7.808	356	83.15	606	41.03
Vermont	2	219,878.06	0.06	10.026	356	69.80	564	44.70
Virginia	70	12,233,290.55	3.43	8.124	357	81.05	605	42.89
Washington	27	5,789,224.49	1.63	8.140	357	84.40	607	42.04
West Virginia	2	391,367.55	0.11	8.139	357	86.16	604	43.98
Wisconsin	38	5,060,315.82	1.42	8.215	357	83.94	621	41.97
Total:	1,843	356,159,897.74	100.00	8.062	356	81.30	612	43.50

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.000 - 4.499	1	387,368.31	0.12	7.050	357	80.00	612	54.29
4.500 - 4.999	139	30,581,013.26	9.14	6.852	357	81.34	632	44.43
5.000 - 5.499	249	54,979,706.49	16.43	7.232	357	81.76	630	43.26
5.500 - 5.999	392	82,709,481.99	24.71	7.718	357	83.34	616	44.15
6.000 - 6.499	370	71,410,694.01	21.34	8.210	357	83.42	612	43.97
6.500 - 6.999	580	94,607,338.26	28.27	9.148	356	79.13	590	42.92
Total:	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
6.500 - 6.999	181	41,054,231.09	12.27	6.847	356	81.98	633	44.83
7.000 - 7.499	228	48,101,059.34	14.37	7.254	357	82.48	627	43.16
7.500 - 7.999	450	95,487,948.93	28.53	7.768	357	82.79	617	43.69
8.000 - 8.499	292	55,157,353.19	16.48	8.244	357	83.03	610	43.70
8.500 - 8.999	298	52,084,026.25	15.56	8.730	357	82.35	600	43.41
9.000 - 9.499	127	20,218,913.95	6.04	9.217	357	81.64	585	42.35
9.500 - 9.999	80	11,442,231.31	3.42	9.699	357	76.72	574	43.92
10.000 - 10.499	29	2,908,373.04	0.87	10.236	356	67.60	583	41.87
10.500 - 10.999	22	4,061,911.40	1.21	10.721	356	65.72	552	45.18
11.000 - 11.499	11	2,132,229.28	0.64	11.218	356	61.77	553	48.37
11.500 - 11.999	7	1,125,076.01	0.34	11.689	357	57.03	569	40.65
12.000 - 12.499	4	758,352.50	0.23	12.185	357	58.92	549	43.31
12.500 - 12.999	2	143,896.03	0.04	12.821	357	72.08	554	29.94
Total:	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
12.500 - 12.999	181	41,054,231.09	12.27	6.847	356	81.98	633	44.83
13.000 - 13.499	227	47,875,805.44	14.31	7.254	357	82.49	627	43.23
13.500 - 13.999	449	95,362,118.93	28.49	7.768	357	82.82	617	43.69
14.000 - 14.499	293	55,382,607.09	16.55	8.241	357	83.02	610	43.64
14.500 - 14.999	299	52,209,856.25	15.60	8.729	357	82.28	600	43.42
15.000 - 15.499	127	20,218,913.95	6.04	9.217	357	81.64	585	42.35
15.500 - 15.999	79	11,324,503.01	3.38	9.700	357	76.59	574	43.92
16.000 - 16.499	28	2,712,142.47	0.81	10.235	357	68.37	584	41.46
16.500 - 16.999	23	4,179,639.70	1.25	10.689	356	66.40	553	45.14
17.000 - 17.499	12	2,328,459.85	0.70	11.137	356	61.36	554	48.29
17.500 - 17.999	7	1,125,076.01	0.34	11.689	357	57.03	569	40.65
18.000 - 18.499	4	758,352.50	0.23	12.185	357	58.92	549	43.31
18.500 - 18.999	2	143,896.03	0.04	12.821	357	72.08	554	29.94
Total:	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000	1,727	334,010,559.55	99.80	8.066	357	81.74	611	43.66
3.000	4	665,042.77	0.20	8.725	355	70.43	590	39.51
Total:	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.500	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65
Total:	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13 - 15	1	196,230.57	0.06	10.250	350	56.94	566	47.40
16 - 18	34	6,477,006.41	1.94	7.691	354	82.58	612	42.63
19 - 21	1,646	317,807,407.92	94.96	8.086	357	81.88	611	43.70
28 - 30	1	71,754.71	0.02	7.990	354	90.00	630	54.97
31 - 33	36	7,438,387.12	2.22	7.790	357	78.58	622	42.74
52 - 54	1	149,376.77	0.04	6.990	354	62.76	619	46.96
55 - 57	12	2,535,438.82	0.76	7.437	356	71.62	617	42.49
Total:	1,731	334,675,602.32	100.00	8.068	357	81.72	611	43.65

Group 2 Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance	$602,322,015	$4,922	$1,093,262
Average Scheduled Principal Balance	$220,955
Number of Mortgage Loans	2,726

Weighted Average Gross Coupon	8.074%	5.150%	13.900%
Weighted Average FICO Score	620	500	816
Weighted Average Combined Original LTV	81.93%	10.30%	100.00%
Weighted Average DTI	42.89%	0.97%	57.72%

Weighted Average Original Term	359	60	360
Weighted Average Stated Remaining Term	355	57	358
Weighted Average Seasoning	3	2	9

Weighted Average Gross Margin	5.779%	3.340%	6.990%
Weighted Average Minimum Interest Rate	7.855%	5.150%	12.850%
Weighted Average Maximum Interest Rate	13.855%	11.150%	18.850%
Weighted Average Initial Rate Cap	2.001%	2.000%	3.000%
Weighted Average Subsequent Rate Cap	1.500%	1.500%	1.500%
Weighted Average Months to Roll	21	15	57

Maturity Date		December 1, 2010	January 1, 2036
Maximum Zip Code Concentration	20744(0.73%)

ARM	87.67%
Fixed Rate	12.33%

Interest Only	18.04%	Single Family	83.08%
Not Interest Only	81.96%	Multi Family	11.00%
Weighted Average IO Term	60	Condo	5.83%
		Condo Low Rise	0.09%
First Lien	90.51%
Second Lien	9.49%	Top 5 States:
		California	32.08%
Full Documentation	54.58%	New York	14.27%
Stated Income Documentation	45.42%	Florida	11.82%
		Maryland	8.20%
Purchase	61.83%	New Jersey	6.52%
Cash Out Refinance	37.01%
Rate/Term Refinance	1.17%

Primary	97.03%
Investment	2.32%
Second / Vacation	0.65%

Current Principal Balance	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	526	14,845,095.34	2.46	10.595	315	98.86	636	42.22
50,001 - 100,000	410	29,967,959.61	4.98	10.106	355	92.73	624	41.95
100,001 - 150,000	324	40,300,600.14	6.69	9.431	355	85.55	605	41.62
150,001 - 200,000	270	47,587,055.06	7.90	8.301	357	79.97	604	41.69
200,001 - 250,000	201	45,050,228.08	7.48	8.109	356	78.83	597	43.50
250,001 - 300,000	186	50,819,387.57	8.44	7.952	357	79.35	612	43.96
300,001 - 350,000	177	57,202,781.15	9.50	7.681	357	81.39	618	42.44
350,001 - 400,000	137	51,132,814.04	8.49	7.494	356	81.11	629	44.51
400,001 - 450,000	122	52,182,704.51	8.66	7.836	357	80.47	629	43.56
450,001 - 500,000	123	58,336,505.06	9.69	7.728	357	81.35	633	43.98
500,001 - 550,000	74	38,915,776.31	6.46	7.473	356	81.57	635	42.71
550,001 - 600,000	56	32,207,300.34	5.35	7.540	357	80.43	625	44.05
600,001 - 650,000	39	24,247,783.18	4.03	7.697	357	82.06	639	43.24
650,001 - 700,000	31	21,015,098.46	3.49	7.826	357	83.06	614	42.57
700,001 - 750,000	41	30,182,055.85	5.01	7.822	356	79.25	610	39.23
750,001 - 800,000	2	1,553,894.99	0.26	6.659	357	86.35	651	49.88
800,001 - 850,000	1	803,446.27	0.13	7.050	357	76.67	616	27.69
900,001 - 950,000	1	922,005.35	0.15	5.600	357	60.66	688	35.72
950,001 - 1,000,000	4	3,956,261.82	0.66	6.652	356	72.71	674	41.96
1,000,001 or greater	1	1,093,262.36	0.18	6.950	357	80.00	632	44.32
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	3	1,767,472.58	0.29	5.186	355	75.09	660	43.38
5.500 - 5.999	44	17,178,773.74	2.85	5.863	356	77.55	678	41.67
6.000 - 6.499	145	49,134,234.00	8.16	6.280	356	79.51	665	41.92
6.500 - 6.999	203	73,741,082.41	12.24	6.777	356	80.73	654	42.44
7.000 - 7.499	187	66,135,170.83	10.98	7.265	357	81.68	645	41.85
7.500 - 7.999	329	119,569,115.08	19.85	7.746	357	82.15	628	42.75
8.000 - 8.499	234	74,516,667.67	12.37	8.244	357	81.58	611	43.43
8.500 - 8.999	269	72,675,224.65	12.07	8.728	356	80.44	582	44.60
9.000 - 9.499	268	38,097,789.97	6.33	9.227	355	82.99	572	42.21
9.500 - 9.999	253	31,481,668.80	5.23	9.763	354	83.21	579	43.97
10.000 - 10.499	187	19,424,810.02	3.22	10.245	354	86.20	598	43.02
10.500 - 10.999	221	17,683,554.67	2.94	10.756	351	87.82	584	43.53
11.000 - 11.499	174	11,073,833.51	1.84	11.263	351	93.42	597	42.44
11.500 - 11.999	128	7,597,308.70	1.26	11.697	336	85.51	581	43.62
12.000 - 12.499	53	1,678,078.65	0.28	12.272	288	77.97	567	43.81
12.500 - 12.999	18	450,597.12	0.07	12.678	279	92.70	594	42.68
13.000 - 13.499	9	108,695.59	0.02	13.331	133	90.99	621	43.16
13.500 - 13.999	1	7,937.50	0.00	13.900	117	83.56	556	49.92
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	284	64,397,556.58	10.69	9.394	356	73.81	513	44.63
525 - 549	249	57,090,689.41	9.48	8.949	356	75.82	535	44.77
550 - 574	131	29,953,320.90	4.97	8.347	352	84.87	561	41.84
575 - 599	273	58,103,370.23	9.65	8.203	354	84.43	588	42.43
600 - 624	449	96,494,231.18	16.02	7.820	355	84.27	612	43.06
625 - 649	465	94,376,177.97	15.67	7.859	355	83.65	636	42.70
650 - 674	352	73,624,436.60	12.22	7.734	356	84.13	660	43.02
675 - 699	255	57,299,249.72	9.51	7.446	355	82.57	686	41.32
700 - 724	139	36,033,869.62	5.98	7.476	355	83.62	711	42.29
725 - 749	74	18,390,616.72	3.05	7.471	356	81.83	738	42.27
750 - 774	38	10,636,897.74	1.77	7.271	356	80.81	760	37.45
775 - 799	13	4,581,590.45	0.76	7.602	357	83.55	785	45.62
800 - 824	4	1,340,008.37	0.22	6.750	357	81.85	806	43.51
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Combined Original LTV	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	17	2,835,437.54	0.47	8.788	356	41.50	548	39.92
50.01 - 55.00	10	2,888,244.14	0.48	8.564	356	53.67	585	37.13
55.01 - 60.00	25	6,887,773.51	1.14	9.094	353	57.83	579	42.22
60.01 - 65.00	63	14,499,716.15	2.41	8.959	355	63.61	554	45.50
65.01 - 70.00	90	21,532,182.98	3.57	9.000	357	69.27	559	43.06
70.01 - 75.00	120	35,490,743.70	5.89	8.583	357	74.08	558	44.41
75.01 - 80.00	1,018	322,711,057.30	53.58	7.587	357	79.83	635	42.70
80.01 - 85.00	157	50,639,179.22	8.41	7.820	356	84.67	593	43.63
85.01 - 90.00	249	84,606,759.89	14.05	7.802	356	89.88	620	42.45
90.01 - 95.00	157	7,082,413.31	1.18	9.674	312	94.69	646	41.98
95.01 - 100.00	820	53,148,507.75	8.82	10.337	350	99.96	652	42.95
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
60	9	110,181.44	0.02	12.034	57	95.00	629	37.65
120	93	1,233,488.89	0.20	11.480	117	96.07	616	43.98
180	104	2,175,576.65	0.36	10.755	177	97.06	625	40.81
240	5	473,460.43	0.08	8.477	236	80.20	653	36.71
360	2,515	598,329,308.08	99.34	8.056	357	81.85	620	42.90
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 60	9	110,181.44	0.02	12.034	57	95.00	629	37.65
61 - 120	93	1,233,488.89	0.20	11.480	117	96.07	616	43.98
121 - 180	104	2,175,576.65	0.36	10.755	177	97.06	625	40.81
181 - 240	5	473,460.43	0.08	8.477	236	80.20	653	36.71
301 - 360	2,515	598,329,308.08	99.34	8.056	357	81.85	620	42.90
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Debt Ratio	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	73	17,548,542.61	2.91	7.859	355	81.72	624	13.97
20.01 - 25.00	71	12,689,417.94	2.11	8.058	351	82.52	619	22.72
25.01 - 30.00	122	25,372,588.83	4.21	7.985	356	80.82	615	27.66
30.01 - 35.00	186	37,392,055.70	6.21	8.067	355	80.44	618	32.76
35.01 - 40.00	355	79,469,782.77	13.19	7.985	355	81.49	630	37.74
40.01 - 45.00	563	119,482,357.32	19.84	8.035	355	83.18	630	42.69
45.01 - 50.00	1,039	221,005,015.54	36.69	8.039	355	82.70	631	47.79
50.01 - 55.00	316	89,106,696.86	14.79	8.368	356	79.67	574	52.74
55.01 - 60.00	1	255,557.92	0.04	6.750	357	80.00	715	57.72
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
ARM	1,681	528,060,553.24	87.67	7.855	357	80.22	616	42.99
Fixed Rate	1,045	74,261,462.25	12.33	9.632	346	94.12	651	42.23
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Product	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2/28 ARM	981	272,260,656.35	45.20	8.257	357	79.51	596	42.96
2/28 ARM Balloon	367	139,358,623.38	23.14	7.815	357	80.81	624	44.29
2/28 ARM IO	300	107,169,576.05	17.79	6.916	356	81.55	654	41.48
3/27 ARM	21	5,398,737.38	0.90	7.744	357	79.98	632	42.46
3/27 ARM Balloon	5	1,489,995.12	0.25	7.741	357	65.91	651	38.25
3/27 ARM IO	4	1,459,400.01	0.24	6.321	356	86.89	665	39.91
5/25 ARM	1	274,299.13	0.05	8.300	355	40.74	522	50.07
5/25 ARM Balloon	2	649,265.82	0.11	6.967	356	65.79	656	42.84
Fixed	1,039	71,382,264.06	11.85	9.729	346	94.91	652	42.40
Fixed Balloon	6	2,879,198.19	0.48	7.229	357	74.59	611	37.87
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,422	493,693,039.43	81.96	8.330	355	82.00	613	43.21
Interest Only	304	108,628,976.06	18.04	6.908	356	81.62	654	41.46
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,422	493,693,039.43	81.96	8.330	355	82.00	613	43.21
60	304	108,628,976.06	18.04	6.908	356	81.62	654	41.46
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,195	260,440,852.51	43.24	8.258	355	81.84	621	43.61
12	111	32,253,621.08	5.35	8.174	355	83.28	633	41.06
24	1,240	267,479,878.41	44.41	7.986	355	82.20	617	42.50
36	180	42,147,663.49	7.00	7.417	355	79.80	626	42.39
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First	1,733	545,161,363.17	90.51	7.829	356	80.10	617	42.90
Second	993	57,160,652.32	9.49	10.405	344	99.45	651	42.87
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Doc	1,667	328,769,663.28	54.58	7.745	355	82.62	616	41.86
Stated Income	1,059	273,552,352.21	45.42	8.468	356	81.10	626	44.13
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,796	372,395,726.06	61.83	7.914	355	83.91	645	42.24
Cash-Out Refinance	904	222,893,317.80	37.01	8.312	355	78.73	582	43.94
Rate / Term Refinance	26	7,032,971.63	1.17	8.979	356	78.77	548	44.42
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	2,281	500,404,176.09	83.08	8.071	355	81.95	617	42.82
Multi Family	252	66,240,623.40	11.00	8.142	355	81.63	638	45.02
Condo	192	35,137,944.56	5.83	7.979	355	82.16	628	40.28
Condo Low Rise	1	539,271.44	0.09	7.990	357	90.00	562	23.60
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Primary	2,631	584,421,182.92	97.03	8.058	355	82.01	620	42.95
Investment	81	13,987,421.82	2.32	8.657	349	78.64	628	40.81
Second/Vacation	14	3,913,410.75	0.65	8.296	355	82.22	583	41.79
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	2,188	466,553,939.04	77.46	7.843	355	83.32	640	42.61
A	207	59,341,957.56	9.85	8.261	356	81.91	578	44.39
A-	88	23,371,329.70	3.88	8.769	355	78.54	550	41.67
B	116	25,771,165.53	4.28	8.987	356	74.73	531	44.22
C	88	18,821,630.90	3.12	9.699	357	69.90	525	43.38
C-	34	7,530,983.00	1.25	11.218	356	64.22	526	46.38
D	5	931,009.76	0.15	10.883	356	59.67	515	45.64
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Alaska	1	201,787.53	0.03	9.200	357	70.88	510	30.06
Arizona	50	11,072,181.66	1.84	8.551	356	77.46	596	44.73
Arkansas	5	198,501.70	0.03	10.867	323	94.04	578	43.66
California	618	193,198,326.57	32.08	7.718	356	82.27	632	42.97
Colorado	49	7,958,764.72	1.32	7.784	356	83.02	613	39.30
Connecticut	43	6,398,268.54	1.06	8.614	355	80.65	584	45.02
Delaware	4	562,307.69	0.09	8.784	357	85.68	567	41.76
District Of Columbia	15	3,913,230.12	0.65	8.681	354	73.96	593	36.85
Florida	393	71,191,728.68	11.82	8.204	355	82.59	615	41.55
Georgia	97	8,672,845.14	1.44	8.798	350	84.95	598	42.21
Hawaii	27	9,517,486.49	1.58	7.706	356	77.31	656	38.85
Idaho	13	1,173,344.99	0.19	8.246	348	84.44	594	42.91
Illinois	139	18,651,372.36	3.10	8.218	353	84.08	613	42.54
Indiana	14	584,536.45	0.10	8.968	317	88.02	595	33.07
Iowa	2	110,642.98	0.02	9.633	357	89.06	567	48.82
Kansas	3	1,078,850.66	0.18	8.364	357	81.62	611	31.69
Kentucky	2	39,753.12	0.01	11.136	304	100.00	615	49.29
Maine	4	653,020.60	0.11	7.045	357	82.97	615	45.74
Maryland	221	49,399,311.86	8.20	8.198	356	81.37	608	44.08
Massachusetts	101	23,778,837.13	3.95	8.057	356	82.00	629	43.01
Michigan	37	4,011,895.94	0.67	8.550	352	81.25	587	42.03
Minnesota	32	4,515,641.77	0.75	8.509	354	80.97	610	41.85
Missouri	9	528,827.19	0.09	9.745	326	81.80	566	40.19
Nevada	28	5,553,703.74	0.92	7.903	354	83.97	624	38.12
New Hampshire	7	966,055.24	0.16	8.499	357	81.52	609	45.69
New Jersey	147	39,263,194.59	6.52	8.303	356	80.78	608	43.57
New Mexico	5	1,276,861.93	0.21	9.439	355	80.05	529	36.23
New York	288	85,937,743.83	14.27	8.066	356	81.71	632	44.38
North Carolina	34	3,058,390.29	0.51	8.932	349	83.10	569	41.91
Ohio	23	2,421,143.42	0.40	8.974	350	81.04	590	43.97
Oklahoma	5	952,844.53	0.16	8.596	357	90.64	624	26.09
Oregon	16	2,286,077.92	0.38	8.349	355	83.20	579	43.90
Pennsylvania	45	5,803,725.46	0.96	8.531	353	80.45	590	41.19
Rhode Island	10	2,284,619.74	0.38	8.541	356	81.90	585	46.26
South Carolina	6	371,199.65	0.06	8.021	353	84.67	710	45.63
Tennessee	14	1,778,294.31	0.30	8.982	354	84.92	565	43.65
Texas	57	4,924,344.79	0.82	8.801	350	84.63	617	43.53
Utah	12	1,774,806.45	0.29	7.228	354	84.93	636	42.76
Vermont	1	209,677.66	0.03	9.350	357	70.61	544	46.20
Virginia	86	17,175,825.26	2.85	8.474	354	80.91	609	45.03
Washington	28	5,802,629.49	0.96	8.269	355	83.90	603	39.73
West Virginia	2	569,534.07	0.09	6.770	357	81.16	687	38.95
Wisconsin	31	2,377,639.91	0.39	9.094	348	84.08	594	38.56
Wyoming	2	122,239.32	0.02	8.008	321	83.99	583	42.07
Total:	2,726	602,322,015.49	100.00	8.074	355	81.93	620	42.89

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	3	1,513,068.02	0.29	5.354	356	75.97	708	44.94
3.500 - 3.999	22	9,206,550.10	1.74	5.828	357	76.46	684	41.41
4.000 - 4.499	120	41,304,925.67	7.82	6.223	356	80.45	668	41.33
4.500 - 4.999	184	64,486,646.11	12.21	6.712	356	80.69	652	42.74
5.000 - 5.499	235	84,834,081.69	16.07	7.234	357	81.61	650	41.38
5.500 - 5.999	277	97,029,769.60	18.37	7.736	357	81.72	628	43.14
6.000 - 6.499	276	93,178,094.29	17.65	8.208	357	82.29	614	43.69
6.500 - 6.999	564	136,507,417.76	25.85	9.282	356	76.89	549	44.10
Total:	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	3	1,767,472.58	0.33	5.186	355	75.09	660	43.38
5.500 - 5.999	42	16,673,027.37	3.16	5.860	356	77.96	677	41.86
6.000 - 6.499	127	42,644,883.71	8.08	6.283	356	80.32	663	41.47
6.500 - 6.999	195	70,808,412.38	13.41	6.779	356	80.92	654	42.53
7.000 - 7.499	183	64,668,700.59	12.25	7.264	357	81.65	646	41.72
7.500 - 7.999	321	116,410,058.01	22.04	7.747	357	82.29	628	42.91
8.000 - 8.499	230	73,819,457.38	13.98	8.245	357	81.63	611	43.40
8.500 - 8.999	235	69,215,577.28	13.11	8.724	357	79.86	578	45.24
9.000 - 9.499	131	29,634,168.66	5.61	9.209	357	78.23	540	42.59
9.500 - 9.999	106	20,808,550.73	3.94	9.733	357	75.06	527	44.09
10.000 - 10.499	39	8,667,162.88	1.64	10.220	357	69.73	518	42.42
10.500 - 10.999	33	6,847,054.64	1.30	10.754	356	69.37	518	44.12
11.000 - 11.499	14	2,158,292.07	0.41	11.264	357	68.40	525	44.03
11.500 - 11.999	16	2,964,115.30	0.56	11.769	356	64.13	535	44.44
12.000 - 12.499	5	916,227.16	0.17	12.267	356	63.56	527	43.15
12.500 - 12.999	1	57,392.50	0.01	12.850	357	70.00	517	39.11
Total:	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.000 - 11.499	3	1,767,472.58	0.33	5.186	355	75.09	660	43.38
11.500 - 11.999	42	16,673,027.37	3.16	5.860	356	77.96	677	41.86
12.000 - 12.499	127	42,644,883.71	8.08	6.283	356	80.32	663	41.47
12.500 - 12.999	195	70,808,412.38	13.41	6.779	356	80.92	654	42.53
13.000 - 13.499	183	64,668,700.59	12.25	7.264	357	81.65	646	41.72
13.500 - 13.999	321	116,410,058.01	22.04	7.747	357	82.29	628	42.91
14.000 - 14.499	230	73,819,457.38	13.98	8.245	357	81.63	611	43.40
14.500 - 14.999	234	69,079,826.20	13.08	8.725	357	79.85	578	45.27
15.000 - 15.499	131	29,634,168.66	5.61	9.209	357	78.23	540	42.59
15.500 - 15.999	107	20,944,301.81	3.97	9.725	357	75.12	527	44.00
16.000 - 16.499	39	8,667,162.88	1.64	10.220	357	69.73	518	42.42
16.500 - 16.999	33	6,847,054.64	1.30	10.754	356	69.37	518	44.12
17.000 - 17.499	13	2,064,889.78	0.39	11.269	357	68.68	526	43.95
17.500 - 17.999	16	2,964,115.30	0.56	11.769	356	64.13	535	44.44
18.000 - 18.499	6	1,009,629.45	0.19	12.164	356	63.44	526	43.41
18.500 - 18.999	1	57,392.50	0.01	12.850	357	70.00	517	39.11
Total:	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000	1,678	527,671,621.94	99.93	7.854	357	80.22	616	42.99
3.000	3	388,931.30	0.07	8.869	356	77.50	591	41.17
Total:	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.500	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99
Total:	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
13 - 15	1	101,692.93	0.02	10.900	351	63.35	511	50.46
16 - 18	31	7,942,992.57	1.50	7.535	353	80.16	599	42.57
19 - 21	1,616	510,744,170.28	96.72	7.866	357	80.29	616	43.02
28 - 30	1	175,401.59	0.03	8.000	354	80.00	697	34.04
31 - 33	29	8,172,730.92	1.55	7.484	357	78.65	640	41.42
55 - 57	3	923,564.95	0.17	7.363	356	58.35	616	44.98
Total:	1,681	528,060,553.24	100.00	7.855	357	80.22	616	42.99

JPMorgan Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Parissa Monadjemi	834-5727
	Swapna Putcha	834-5435
	Kathryn Bauer	834-9986
	Shilla Kim-Parker	834-5006
Structuring/
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339	Asset-Backed Trading
	Kevin Lynn	834-2394	Peter Basso	834-3720
	Alissa Smith	834-5432	Maria Lopes	834-3720
	Osmin Rivera	834-2151	Vikas Sarna	834-3720
			Nick Sykes	834-3720

Rating Agency Contacts

Standard & Poor’s
Truc Bui	(212) 438-2673

Moody’s
Todd Swanson	(415) 274 1714

Fitch
Rachel Brach	(212) 908-0224
Randi Greenberg	(212) 908-0717

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor